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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements
No. 333-93787, 333-45547, 333-01951, 033-60051, 033-58329 and 033-58321 on
Form S-8 and No. 333-71205 and 333-67985 on Form S-3 of AmeriSource Health Corporation, of our report dated November 2, 2000, except for Note 14 as to which the date is December 18, 2000, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation and subsidiaries included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 2000.

                                     /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 19, 2000